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Exhibit 23.1 Consent of Legal Expert

                       THOMAS A. BRAUN, B.A., LL.B., LL.M.
                            BARRISTER AND SOLICITOR*
                         ATTORNEY AND COUNSELOR AT LAW**

January 24, 2002

Mediatelevision.tv, Inc.
1904 West 16th Avenue, Suite 1
Vancouver, BC  V6J 2M4

Dear Sirs and Madams:

RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM SB-2 FOR MEDIATELEVISION.TV, INC.
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We hereby consent to the reference to us in the Prospectus included in the
Registration Statement on Form SB-2 relating to 287,132 shares of Common Stock, par value $0.0001 per share, of Mediatelevision, Inc.

Yours truly,

/s/ Thomas Braun

Thomas A. Braun

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#309 - 837 W. Hastings Street                                 Tel:(604) 605-0507
Vancouver, BC V6C 3N6                                         Fax:(604) 605-0508
**Also of the California Bar                                  *A Law Corporation